                            RELIANCE NATIONAL (RN)
                         1995 KEY MANAGEMENT INCENTIVE
                                  PLAN (KMIP)
                        EFFECTIVE FOR POLICY YEAR 1995

                          Table of Contents


PARTICIPATION ..............................................    Page 2
ADMINISTRATION .............................................    Page 3
KMIP BONUS POOL ............................................    Page 4
PLAN YEAR ..................................................    Page 4
PRETAX OPERATION PROFIT ....................................    Page 5
POLICY YEAR NET INVESTMENT INCOME ..........................    Page 6
POLICY YEAR AVERAGE INVESTED ASSETS ........................    Page 7
VESTING ....................................................    Page 8
VESTING ADVISORY COMMITTEE .................................    Page 9
DISTRIBUTION SCHEDULE ......................................   Page 11
CHANGE OF CONTROL ..........................................   Page 12
PARTICIPANTS STATEMENTS ....................................   Page 13
MISCELLANEOUS ..............................................   Page 13

EXHIBITS
--------

     la & lb - Hypothetical Example of Distribution Schedule
     2 - Example of Participants Statement

PARTICIPATION

Participation for the plan year is represented by units assigned to each participant at the inception of the plan year. Each plan year will contain 1,300 units in total. This total may be reduced for forfeitures as a result of voluntary or involuntary terminations, or maintained by a redistribution of forfeited units to other participants at the discretion of the C.E.O. of Reliance National with the approval of the C.E.O. of Reliance Insurance Group.

Units may be granted only to officers and key employees of RN selected by the Committee (as hereinafter defined).

Nothing in this Plan, nor in the instrument evidencing the grant of units, shall in any manner be construed to limit in any way the right of RN to terminate a participant's employment at any time, without regard to the effect of such termination on any rights such participant would otherwise have under this Plan, or give any right to such a participant to remain employed by RN in any particular position, or at any particular rate of compensation, or to receive a grant of units for any other plan year.


Reliance National                                                        Page 2
1995 Key Management Incentive Plan

ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors of Reliance Insurance Company or such body as may be designated by the Board of Directors of Reliance Insurance Company (the "Committee"). A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments granting units hereunder (which instruments need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and, except as expressly provided to the contrary, to make all determinations necessary or advisable for the administration of this Plan (including, without limitation, determinations of pretax operating profits, policy year investment income, and all other financial calculations called for by this Plan). The Committee's determination in all matters referred to herein shall be conclusive and binding for al1 purposes and upon all persons including, but without limitation, participants under the Plan.

No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under the Plan at RN's expense.
In making its determinations concerning the officers and key employees who shall receive grants under the Plan, as well as the number of units to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective officers and key employees, their past, present and potential contribution to RN's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of instrument granting units hereunder and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion, waive any provisions of any grant, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

The Plan may be terminated or amended at any time and from time to time by the Board of Directors of Reliance Insurance Company. No termination or amendment of this Plan, without the consent of the holder of any units then granted, may terminate such holder's units or materially and adversely affect such holder's rights thereunder.

Reliance National                                                        Page 3
1995 Key Management Incentive Plan

KMIP BONUS POOL

The maximum bonus pool expressed as a percentage of policy year pretax operating profit (as defined) before bonuses for any plan year beginning on or after January 1, 1995 is 13 percent, subject to the limitation described in the following section.

The total of bonuses earned under all incentive plans of RN including KMIP, Regular MIP, and "Mini-MIP" may not exceed 13 percent of policy year pretax operating profits (as defined herein) before bonuses. The total of bonuses earned under all incentive plans of RN excluding KMIP may not exceed eight percent of calendar year GAAP pretax operating income before any provisions for bonus expenses. For example:

          1995 policy year projected pretax operating profit
            (before bonuses)                                 =    $ 100,000,000
                                                                  -------------
          Limitation 13%                                     =       13,000,000

          Bonus earned under all other incentive plans (1)
          (Not to exceed 8% of calendar year GAAP pretax
          operating income before bonuses)                   =        7,000,000

          Maximum KMIP bonus pool                                 $   6,000,000
                                                                  =============

(1) This includes projected policy year earnings projected to ultimate for the Mini-Mip.

A total of 1,300 KMIP units will be issued for each plan year and allocated to participants by the RN CEO.


The bonus earned per unit for the plan year is equal to the KMIP bonus pool for the year divided by 1,300 units. In the above example, the amount earned per unit is equal to $4,615.00 ($6,000,000 / 1,300). If an individual was awarded 100 units, his/her share of the bonus pool would be $461,500 (100 units x $4,615 per unit).

PLAN YEAR

The term "plan year" comprises the period from January 1 to December 31 of the specified year during which an accounting will be made of premiums written and losses incurred on policies with effective dates from January 1 to December 31 of such year (termed "policy year").

Reliance National                                                        Page 4
1995 Key Management Incentive Plan

PRETAX OPERATING PROFIT

Pretax operating profit for a plan year will be calculated on a policy year basis using statutory accounting principles as follows:

    Net policy year written premium
    (including retro, audit and
    similar adjustments)                                             $ XXXX
                                                                     ------

    Less:

       Net Policy year losses incurred                     $ XXXX
       Net Policy year loss expenses incurred              $ XXXX
       Net Calendar year underwriting expenses*            $ XXXX

       Underwriting gain (loss)                                        XXXX
       Plus: Policy year cumulative net investment income
       (excluding realized capital gain or loss)                       XXXX
                                                                       ----
       Total

       Plus: Other calendar year income                              $ XXXX
       (excluding realized capital gain/loss)
       Less: Other calendar year expenses
       (including policy year policyholder dividends)                $ XXXX

       Pretax operating profit                                       $ XXXX
                                                                     ======


      * Defined as the sum of calendar year operating expenses and acquisition expenses.
           - Operating expenses exclude all bonuses recorded under all incentive plans of Reliance National during the year.


           - Acquisition expenses are determined by multiplying the calendar year acquisition expense ratio by the policy year written premium.


Pretax operating profit for a plan year will be recalculated at the end of subsequent calendar years. Policy year losses and loss adjustment expenses incurred will be based on loss and loss expense ratios provided by the Corporate Actuarial Department under the supervision of Reliance Insurance Company's Chief Actuary.

Reasonable allocations will be made by Reliance Insurance Company to RN for Reliance Insurance Company's corporate overhead under the normal allocation methods.

Reliance National                                                        Page 5
1995 Key Management Incentive Plan

POLICY YEAR NET INVESTMENT INCOME

Policy year net investment income will be calculated by multiplying the average portfolio yield (excluding realized or unrealized capital gains or losses), net of investment expenses per Reliance's statutory Consolidated Annual Statement for the calendar year which coincides with the plan year, by the average policy year invested assets (as defined) of RN for each calendar year. For example, for plan year 1995 the yield determined from the calendar year 1995 consolidated statutory statement would be used. This yield will be used in all subsequent calendar years to determine policy year net investment income for plan year 1995.


   For example:                                        Calendar Year
                                                ------------------------------
                                                                  1998-
                                                1995  1996  1997  2003   Total
                                                ----  ----  ----  ----   -----

   Average Invested Assets (RN)
   Policy Year l995                             xxxx  xxxx  xxxx  xxxx    xxxx

   Reliance Insurance Company Portfolio
   Yield Per l995 Consolidated Annual
   Statement (yield for illustrative
   purposes only)                                 7%    7%    7%    7%

   Policy Year Investment Income:

   (Yield x Invested Assets)                    xxxx  xxxx  xxxx  xxxx    xxxx
Policy year investment income for the plan year is calculated on a cumulative basis for nine calendar years.


Reliance National                                                        Page 6
1995 Key Management Incentive Plan

POLICY YEAR AVERAGE INVESTED ASSETS

Average invested assets will be calculated for each policy year as follows:

    Average loss and loss expense reserves

    Plus: Average unearned premium reserves

    Plus: Average accrued bonuses

    Plus: Other identifiable liabilities

    Less: Average receivable balances (including retro accruals, bonus advances and TPA impress fund balances)

    Less: Average policy year fixed assets net of accumulated depreciation. (Additions to fixed assets in the calendar year 1994 are deemed to be the policy year assets for 1994)

    Less: Average surplus deficit (note)

    Less: Other identifiable assets (paid loss recoverables, funds held, etc.)

note: no adjustment is made if average surplus is positive

Surplus Deficit
---------------

Surplus deficit for a policy year is equal to the cumulative net operating loss including underwriting gain or loss, net investment income, other income and expenses and federal income taxes for the policy year.

Hypothetica1 Example P/Y 1995
-----------------------------
                                                       Calendar Year
                                           ----------------------------------
                                             1995           1996        1997
                                           --------      --------      ------

Surplus Deficit beginning of yr.                  0      (101,000)     (1,000)

Underwriting gain (loss)                   (100,000)      110,000           0
                                           --------      --------      ------

Net investment income                        20,000        30,000      18,000

Federal Income Taxes                        (19,000)      (30,000)        500
                                           --------      --------      ------


Net Income (loss)                          (101,000)      100,000      18,500
                                           --------      --------      ------

Surplus Deficit end of yr.                 (101,000)       (1,000)     17,500
                                           ========      ========      ======

Average Surplus (deficit)                   (50,500)(1)   (51,000)(1)   8,250(1)
                                           ========      ========      ======

(1) Beginning and Ending Surplus (deficit) divided by 2

Reliance National                                                        Page 7
1995 Key Management Incentive Plan

VESTING

Participants will become vested (subject to the provisions of the next paragraph) based upon completing the years of employment as set in the following standard vesting schedule:


                                     Number of Years
                         ------------------------------------

Plan year plus           1    2    3    4    5    6    7    8

Cumulative vesting
percentage             10%  30%  50%  60%  70%  80%  90%  100%


A participant who is an employee of Reliance National when a change in control (as hereinafter defined under CHANGE OF CONTROL) of Reliance National occurs will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates for reasons of death or total disability, as defined in the benefit plans of Reliance National, will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates by reason of normal retirement, as defined in the benefit plans of Reliance National, will fully vest in the units awarded to him for all plan years preceding the year of retirement and will vest in that percentage of the units awarded to him for the plan year in which he retires which equals the number of months of employment completed during the plan year divided by 12. If
(1) a participant's employment terminates for any reason other than death, total disability or normal retirement and (2) the participant has not become fully vested in the units awarded to him as a result of a change in control, then the number of units in which the participant is vested (if any) for each plan year will be determined by the Chief Executive Officer of Reliance National with the non-binding advice of the Vesting Advisory Committee.

Reliance National                                                        Page 8
1995 Key Management Incentive Plan

VESTING ADVISORY COMMITTEE

The Vesting Advisory Committee shall consist of five rotating members. The CEO of Reliance National will appoint the five rotating members from among the MIP participants. Each rotating member will serve a term of two years.

The purpose of the Vesting Advisory Committee is to make a non-binding recommendation to the CEO of Reliance National whether the standard vesting schedule contained in the Plan shall be followed with respect to a participant who: (1) terminates from the Company for any reason other than a termination by death, total disability or normal retirement and (2) has not become fully vested in the units awarded to him as a result of a change in control. In determining the recommendation whether to follow the standard schedule, the Vesting Advisory Committee shall consider:

    The reasons for the participant's termination,

    The past performance of the participant,

    The past contributions of the participant to Reliance National,

    The future employer of the participant and

    Any other factors the committee shall deem relevant.

The recommendation of the Committee shall be by a simple majority and the decision of the CEO of Reliance National with respect thereto shall be absolute, final and binding on all parties including, without limitation, participants under the plan. The CEO of Reliance National may in his sole and absolute discretion, specify conditions for the receipt by a terminating participant (other than a participant who has fully vested in the units awarded to him as a result of a change in control) of any payments under the Plan, including but not limited to requiring the terminating participant to enter into a written Non-compete or Non-interference Agreement with Reliance National. Such agreement, if any, will be binding on all parties.

In the event that a member of the Committee terminates from Reliance National, the CEO of Reliance National shall appoint another rotating member to serve on the Committee to participate in the recommendation of the application of the vesting schedule with respect to the terminating participant Vesting Schedule.

In the event the CEO of Reliance National is unavailable, or that office is vacant, the Chairman of the Reliance Insurance Group will act in his place.

Reliance National                                                        Page 9
1995 Key Management Incentive Plan

Neither the CEO of Reliance National nor any member of the Vesting Advisory

Committee shall be liable for anything done or omitted to be done in connection with the Plan, except for his or her own willful misconduct or gross negligence.

Reliance National                                                        Page 10
1995 Key Management Incentive Plan

DISTRIBUTION SCHEDULE

Participation units will be paid as shown below after the end of the years indicated (except as provided to the contrary in the next paragraph and in the second paragraph under CHANGE OF CONTROL):


Plan year plus                  1    2    3    4    5    6    7     8

Cumulative Percentage          10%  30%  50%  60%  70%  80%  90%  100%
Distribution of Projected
Ultimate Awards

In the event a participant's employment terminates by reason of death, his or her estate shall receive within 90 days following the date of death the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank), less any advance payments previously made, for all units for all policy years in which he or she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

In all cases, distributions will be adjusted for any prior distributions or advances paid and for losses from other plan years as described in the next paragraph. Any calculated overpayments for a plan year are not refundable by a participant except to offset amounts due the participant for other plan years.

Amounts due a participant in accordance with the distribution schedule above will be offset by losses from other plan years in which the participant was a member of KMIP. For example, in Exhibit l.a the plan experienced an operating loss before bonuses of $50 million in plan year 1997. The loss per unit of $5,000 calculated on the pretax loss of $50 million before other bonuses earned is deducted from amounts per unit due for other plan years in accordance with the distribution schedule until absorbed (see exhibit l.b).

The above applies only when the plan experiences an operating loss before other bonuses earned. In the example in Exhibit l.a, all other bonuses earned exceeded the maximum bonus pool for plan year 1995, therefore no amounts are allocable to the KMIP. This excess is not deducted from amounts due for other plan years because the plan did not experience an operating loss in 1995.

Reliance National                                                        Page 11
1995 Key Management Incentive Plan

CHANGE OF CONTROL


In the event of a change of control of Reliance National, whether directly or indirectly (including, for example, through the sale of Reliance Insurance Company or Reliance Group Holdings, Inc.), any successor to all or substantially all of the business or assets of Reliance National or Reliance Insurance Company shall assume all liabilities to participants under this Plan and perform all duties and responsibilities in the same manner that would have been required of Reliance National and Reliance Insurance Company if no such change had taken place, and all participants will automatically become fully (100%) vested for all plan years.

In the event the employment of a participant (a) is terminated by Reliance National within 18 months following a change of control without Cause or (b) is terminated by the participant within 18 months following a change of control with Good Reason, he/she shall receive within 90 days following the date of his/her termination the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank) less any advance payments made for all units for all policy years in which he/she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

For purposes of this section, Cause shall be defined as: (1) conviction of a crime, (2) material and deliberate violation of Reliance National's Code of Conduct or (3) dishonest acts in connection with the participant's employment by Reliance National. For purposes of this section, Good Reason shall be defined as a reduction in the participant's authority, duties, responsibilities or title (as determined by the participant in his reasonable judgment), any reduction in his/her compensation, or any change caused by Reliance in his/her office location of more than 35 miles from its location on the date of the change of control.

Reliance National                                                        Page 12
1995 Key Management Incentive Plan

PARTICIPANT STATEMENT

Each participant shall be provided a statement of his/her account for each plan year showing actual and projected amounts earned, paid and payable. See exhibit 2 for an example of the report to be provided.

MISCELLANEOUS

No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan shall be considered as compensation under such plan.

                                                               EXHIBIT 1.a

HYPOTHETICAL EXAMPLE
OF DISTRIBUTION SCHEDULE
($000's omitted - except per unit amounts)


                                                                                 Policy Years
                                                   ----------------------------------------------------------------------
                                                       1995            1996          1997          1998          1999
                                                   ----------------------------------------------------------------------
Projected Ultimate Pretax Operating
  Income - Before Bonuses:                            50,000          120,000       (50,000)      150,000      170,000
                                                   ----------------------------------------------------------------------
Maximum Bonus Pool @ 13%:                              6,500           15,600        (6,500)       19,500       22,100

All Other (non-KMIP) Bonuses Earned:                   8,000            8,000         5,000        10,000       12,000
                                                    ---------------------------------------------------------------------

Remainder Available For KMIP Bonus:                   (1,500)(a)        7,600       (11,500)        9,500       10,100
                                                    =====================================================================

KMIP Bonus Earned Per Unit:                                0 (a)        5,846        (5,000)(b)     7,308        7,769
                                                    ====================================================================

     (a) Since all other bonuses earned exceeded the maximum bonus pool, the KMIP bonus is $0. Because the profit center pretax operating income is a profit this excess is not deducted from amounts due for other years.

     (b) Since the profit center ultimate pretax operating income is a loss for 1997 this loss must be deducted from other policy years.

          Projected Ultimate Pretax Operating Loss:             (50,000)
          All Other Bonuses                                      (5,000)
                                                               --------
          Projected Ultimate Pretax Operating Loss:             (55,000)
                                                               ========

          Amount Deducted From Other Policy Years:
          13% of $50,000 (the loss before all other
             bonuses earned)                                     (6,500)
                                                               ========
           Amount Deducted Per Unit ($6.5 million/1300
             units):                                             (5,000)
                                                               ========

                    EXHIBIT 1.b

HYPOTHETICAL EXAMPLE
DISTRIBUTION PAID PER UNIT
--------------------------


Distribution                                                            Calendar Year
Schedule                          ------------------------------------------------------------------------------------------------
Cumulative     (A)                1995       1996       1997       1998       1999       2000       2001       2002       2003
--------------------              ------------------------------------------------------------------------------------------------

Plan Years     1995                  0%        10%        30%        50%        60%        70%        80%        90%       100%
               1996                             0%        10%        30%        50%        60%        70%        80%        90%
               1997                                       10%         0%        30%        50%        60%        70%        80%
               1998                                                   0%        10%        30%        50%        60%        70%
               1999                                                              0%        10%        30%        50%        60%


Ultimate
Bonus Earned   (B)
------------------

Plan Years     1995                             0          0          0          0          0          0          0          0
               1996                                    5,846      5,846      5,846      5,846      5,846      5,846      5,846
               1997                                              (5,000)    (5,000)    (5,000)    (5,000)    (5,000)    (5,000)
               1998                                                          7,308      7,308      7,308      7,308      7,308
               1999                                                                     7,769      7,769      7,769      7,769


Distributions Due
Cumulative     (C)
------------------
(C = A x B)

Plan Years     1995                             0          0          0          0          0          0          0          0
               1996                                      585      1,754      2,923      3,508      4,092      4,677      5,262
               1997                                                (500)    (1,500)    (2,500)    (3,000)    (3,500)    (4,000)
               1998                                                            731      2,192)     3,654      4,385      5,115
               1999                                                                       777      2,331      3,885      4,662


Net                                 --------------------------------------------------------------------------------------------
Cumulative Payable                              0        585      1,254      2,154      3,977      7,077      9,446     11,038

Less
Cumulative Paid *                               0          0        585      1,254      2,154      3,977      7,077      9,446

Cumulative                          --------------------------------------------------------------------------------------------
Balance Due                                     0        585        669        900      1,823      3,100      2,369      1,592

                                    ============================================================================================

*  Payment is generally made in February of the succeeding year.

Reliance National KMIP                                             Exhibit 2
Status as of December 31, 1996
                                                              (Hypothetical)
1995 Plan Year

                                        Actual                    Projected
                                        as of                    Ultimate to
                                       12/31/96                   12/31/03
                                      ---------                  -----------
Written Premium                      973,366,000                 973,366,000
Policy Year Earned Premium           535,190,000                 973,366,000
Loss & Lae                           398,181,360                 724,184,304
Expense                              250,772,966                 250,772,966
                                     -----------                 -----------
Underwriting Gain (Loss)            (113,764,326)                 (1,591,270)
Investment Income                     48,117,793                 116,354,670
                                     -----------                 -----------
Pretax Profit                        (65,646,533)                114,763,400
                                     ===========                 ===========

   Loss Ratio                              74.4%                       74.4%
   Expense Ratio                           25.8%                       25.8%
                                     -----------                  ----------
   Combined Ratio                         100.2%                      100.2%
   Investment Income                        4.9%                       12.0%
                                     -----------                  ----------
   Pretax Profit                           95.2%                       88.2%
                                     ===========                  ==========

Bonus Calculation                    @12/31/96        Per Unit    @12/31/03      Per Unit
                                     --------------------------------------------------------
   Cumulative Bonus Earned
    (Pretax X 13%)                            0                   14,919,242
   Less: bonuses paid under all
    other plans                       6,289,628                    6,289,628
                                    ---------------------------------------------------------
   Adjusted Award (Available
    for KMIP)                        (6,289,628)           0       8,629,614        6,638

   Cumulative Bonus Payable             862,961          664
   Cumulative Paid/Advanced
    (Thru 02/96)                        260,000          200
                                     --------------------------
   Balance Payable                      602,961          464
                                     ==========================


                                                            Projected
                                            Payable          Earned      Advanced      Payable in     Payable in
Participants       Units         Earned    @12/31/96         to 2003       1996           1997           1998
-----------------------------------------------------------------------------------------------------------------
Per Unit                            0          664            6,638         200             464           1,328
Individual           65             0       43,148          431,481      13,000          30,148          86,296

                                                                                                Total
Payable in      Payable in      Payable in      Payable in     Payable in      Payable in       Award
   1999            2000            2001            2002           2003            2004        PY 1995
--------------------------------------------------------------------------------------------------------
  1,328            664             664             664            664             664          6,638
 86,296         43,148          43,148          43,148         43,148          43,148        431,481